UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 13, 2010

P & F INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification Number)

445 Broadhollow Road, Suite 100, Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (631) 694-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry Into a Material Definitive Agreement.

On September 13, 2010, P & F Industries, Inc. and its subsidiaries Continental Tool Group, Inc., Florida Pneumatic Manufacturing Corporation, Hy-Tech Machine, Inc. (“Hy-Tech”), Countrywide Hardware, Inc. and Nationwide Industries (collectively, the “Borrower”) entered into a commitment letter (the “Commitment Letter”) with Capital One Leverage Finance Corp. (the “Lender”) for a senior secured revolving credit and term loan facility (the “Facility”), in an aggregate principal amount of up to $22,000,000, consisting of a $15,910,000 revolving credit facility (“Revolving Credit Facility”) and a $6,090,000 term loan (“Term Loan”), which Facility is to mature three years from the closing of the transaction (the “Closing”).

Pursuant to the terms of the Commitment Letter, the commitment of the Lender to provide the Facility is conditioned upon the satisfaction of certain conditions customary in similar transactions, including, but not limited to, (1) the execution of final loan documentation; (2) the Borrower having (a) a minimum trailing twelve months Adjusted EBITDA (as such term is defined in the Commitment Letter) and (b) a minimum excess availability under the Revolving Credit Facility of $2,000,000 as of the date of the Closing, once all Closing costs and professional fees have been paid; (3) the absence, since June 30, 2010, of a material adverse change in the financial condition or prospects of the Borrower; (4) the Borrower delivering to the Lender certain consolidated financial statements; (5) the Borrower delivering to the Lender certain subordination agreements with terms and conditions satisfactory to the Lender; (6) the Lender’s satisfactory review of certain existing contracts of the Borrower; and (7) Minimum Tangible Net Worth (as such term is defined in the Commitment Letter).  Also pursuant to the terms of the Commitment Letter, the commitment of the Lender to provide the Facility is conditioned upon the satisfaction of certain affirmative, negative and reporting covenants and certain events of default customary in similar transactions.

The Commitment Letter contemplates that the Borrower would use the proceeds from the Facility to (1) refinance existing revolver debt with Citibank, N.A. and HSBC Bank USA, N.A. and existing mortgage indebtedness with Wachovia Bank; (2) pay related Closing fees and expenses; and (3) refinance a portion of the Hy-Tech Subordinated Promissory Note, dated May 16, 2009, by Hy-Tech in favor of Hy-Tech Holdings, Inc., which Subordinated Promissory Note was filed as Exhibit 10.2 to a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 6, 2009, along with accrued interest.

The Commitment Letter also contemplates that the Borrower will pay (1) a Closing fee equal to $250,450, half of which was paid upon the issuance of the Commitment Letter and half of which is to be paid at the Closing; (2) a monthly unused line fee equal to (a) 0.50% per annum on the unused portion of the Revolving Credit Facility if the amount of revolving loans outstanding are greater than 50% of the Revolving Credit Facility and (b) 0.75% per annum at all other times; (3) a letter of credit fee equal to the prevailing LIBOR Applicable Margin (as such term is defined in the Commitment Letter); and (4) a monthly Facility fee of $1,500.  In addition, at the option of the Borrower, the annual interest rate contemplated to be payable with respect to the Facility shall be equal to (1) (a) the Base Rate (as such term is defined in the Commitment Letter) plus a base margin of 2.75% or (b) the Libor Rate (as such term is defined in the Commitment Letter) plus a libor margin of 3.75% for the Revolving Credit Facility and (2) (a) the Base Rate plus a base margin of 4.75% or (b) the Libor Rate plus a libor margin of 5.75% for the Term Loan; and, as of the date that is six months following the Closing, the applicable margin for Revolving Credit Facility loans shall be subject to adjustment in accordance with the Borrower’s ratio of total funded debt to EBITDA.

The documentation governing the Facility has not been finalized, and, accordingly, the actual terms may differ from the description of such terms in the foregoing summary of the Commitment Letter.  In addition, no assurance can be given that the conditions to Closing will be satisfied.

This Current Report on Form 8-K contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In this report, the words "believes," "anticipates," "intends," "expects," "plans," "should," "will," "seeks" and words of similar import identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, (1) the Borrower not receiving the financing contemplated by the Commitment Letter; (2) the Borrower receiving financing on terms less favorable than those set forth in the Commitment Letter; and (3) the risk factors detailed in our quarterly and annual reports on Forms 10-Q and 10-K, respectively, that the Borrower files with the Securities and Exchange Commission from time to time.  Given these uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. We assume no obligation to update these forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P & F INDUSTRIES, INC.

Date: September 17, 2010	By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr.
Vice President,
Chief Financial Officer and Chief Financial Officer